EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the FIVE 2023-V1 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Park West Village Mortgage Loan, KeyBank National Association, as Special Servicer for the Park West Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park West Village Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Park West Village Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park West Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hyatt Regency Jacksonville Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Hyatt Regency Jacksonville Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Hyatt Regency Jacksonville Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hyatt Regency Jacksonville Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hyatt Regency Jacksonville Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Essex Crossing Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Essex Crossing Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Essex Crossing Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Essex Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Essex Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Essex Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Acres Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Green Acres Mortgage Loan, BellOak, LLC, as Operating Advisor for the Green Acres Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Metroplex Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Metroplex Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Metroplex Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Metroplex Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Metroplex Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Metroplex Mortgage Loan.

Dated: March 10, 2025

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)